Exhibit 99.1

AMENDMENT TO EMPLOYMENT AGREEMENT

The Employment Agreement between Knight Trading Group, Inc. (now known as Knight Capital Group, Inc.) and Thomas Joyce, dated as of May 30, 2002 (the “Agreement”) is hereby amended effective as of May 31, 2005.

AMENDMENT

1. Section 1 of the Agreement is hereby amended and restated to read, in its entirety, as follows:

Commencement Date; Term. Your employment will commence on May 30, 2002 (the “Commencement Date”) and will continue through December 31, 2005 (the “Term”), unless sooner terminated pursuant to paragraph 9 below.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 31st day of May, 2005.

KNIGHT CAPITAL GROUP, INC. (FORMERLY KNOWN AS KNIGHT TRADING GROUP, INC.)

By:	/S/ CHARLES V. DOHERTY

	Title:	Lead Director

EXECUTIVE

/S/ THOMAS JOYCE

Thomas Joyce